Exhibit 99.1

Forward-Looking Statement Risk and Uncertainty Factors

December 2004

From time to time, Key Technology, Inc. (“Key” or the “Company”), through its management, may make forward-looking public statements with respect to the Company regarding, among other things, expected future revenues or earnings, projections, plans, future performance, product development and commercialization, and other estimates relating to the Company’s future operations. Forward-looking statements may be included in reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in press releases or in oral statements made with the approval of an authorized executive officer of Key. The words or phrases “will likely result,” “are expected to,” “intends,” “is anticipated,” “estimates,” “believes,” “projects” or similar expressions are intended to identify “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended, as enacted by the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are subject to a number of risks and uncertainties. The Company cautions investors not to place undue reliance on its forward-looking statements, which speak only as to the date on which they are made. Key’s actual results may differ materially from those described in the forward-looking statements as a result of various factors, including those listed below. The Company disclaims any obligation subsequently to revise or update forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Key hereby files the following cautionary statements identifying certain factors that could cause its actual results to differ materially from those described in its forward-looking statements.

Adverse economic conditions in the food processing industry may adversely affect the Company's revenues.

The markets the Company serves, particularly the food processing industry, are experiencing variable economic conditions. In general, the food processing industry is not growing and is experiencing consolidation. Additionally, changing consumer dietary preferences, most notably in the potato market, have resulted in reduced or deferred capital equipment purchases for the Company’s product lines supplying the potato processing industry. While the Company has reacted to these developments with applications directed to the growing fresh vegetable and fruit industries, continued loss of business in the potato industry will have a negative effect on the Company’s sales and net earnings.

Competition and advances in technology may adversely affect sales and prices.

The markets for the Company’s products are highly competitive. Advances in technology may remove some barriers to market entry, enabling additional competitors to enter the Company’s markets. Such additional competition could force the Company to reduce prices to remain competitive, and decrease the Company’s profits, having a material adverse affect on the Company’s business and financial condition. Important competitive factors in the Company’s markets include price, performance, reliability, customer support and service. There can be no assurance that the Company will be able to continue to compete effectively in the future.

The Company’s new products may not compete successfully in either existing or new markets.

The future success and growth of the Company is dependent upon its ability to develop, market, and sell products and services in certain food processing markets as well as to introduce new products into other existing and potential markets. There can be no assurance the Company can successfully penetrate these potential markets or expand into new international markets with its current or new products.

The limited availability and possible cost fluctuations of materials used in the Company's products could adversely affect the Company's business.

Certain of the components, subassemblies and materials for the Company’s products are obtained from single sources or a limited group of suppliers. Although the Company seeks to reduce dependence on sole or limited source suppliers, the partial or complete loss of certain of these sources could have an adverse effect on the Company’s results of operations and customer relationships. In addition, certain basic materials, such as stainless steel, are used extensively in the Company’s product fabrication processes. Such basic materials may also be subject to worldwide shortages or price fluctuations related to the supply of or demand for raw materials, such as nickel, which are used in their production by the Company’s suppliers. A significant increase in the price or decrease in the availability of one or more of these components, subassemblies or basic materials could also adversely affect the Company’s results of operations. Although protected somewhat by supply contracts, the high price of stainless steel worldwide in fiscal 2004 resulted in higher component costs and reduced margins on certain product lines.

The Company's inability to protect its intellectual property may adversely affect the Company's competitive advantage.

The Company’s competitive position may be affected by its ability to protect its proprietary technology. The Company has obtained certain patents and has filed a number of patent applications. The Company also anticipates filing applications for protection of its future products and technology. There can be no assurance that any such patents will provide meaningful protection for the Company’s product innovations, or that the issuance of a patent will give the Company any material advantage over its competition in connection with any of its products. The Company may experience additional intellectual property risks in international markets where it may lack patent protection. The patent laws of other countries may differ from those of the U.S. as to the patentability of the Company’s products and processes. Moreover, the degree of protection afforded by foreign patents may be different from that of U.S. patents.

Intellectual property-related litigation expenses and other costs resulting from infringement claims asserted against the Company or its customers by third parties may adversely affect the Company’s results of operations and its customer relations.

The technologies used by the Company may infringe the patents or proprietary technology of others. In the past, the Company has been required to initiate litigation to protect its patents. The Company has experienced a direct infringement of its intellectual rights in China and is presently working with the Chinese patent officials in an effort to protect the intellectual property rights regarding its tobacco sorter technology in that country. The cost of enforcing the Company’s patent rights in lawsuits that it may bring against infringers or of defending itself against infringement charges by other patent holders or other third parties, including customers, may be high and could have an adverse effect on the Company’s results of operations and its customer relations.

Certain users of the Company’s products have received notice of patent infringement from the Lemelson Medical, Education and Research Foundation, Limited Partnership (the “Partnership”) alleging that their use of the Company’s products may infringe certain patents transferred to the Partnership by the late Jerome H. Lemelson. Certain of these users have notified the Company that, in the event it is subsequently determined that their use of the Company’s products infringes any of the Partnership’s patents, they may seek indemnification from the Company for damages or expenses resulting from this matter. The Company does not believe its products infringe any valid and enforceable claims of the Partnership’s patents. Furthermore, the Partnership has stated that it is not the Company’s products that infringe the Partnership’s patents, but rather the use of those products by the Company’s customers. The Company cannot predict the outcome of this matter nor any related litigation or other costs related to mitigation activities that may arise in the future, the effect of such litigation or mitigation activities on the financial results of the Company, or the effect upon its customer relations.